Exhibit 21

PRINCIPAL SUBSIDIARIES OF

AT&T INC., AS OF DECEMBER 31, 2015

2015 AT&T INC. REPORT TO STOCKHOLDERS

SECURITIES AND EXCHANGE COMMISSION ("SEC")

FORM 10-K filed February 18, 2016

Legal Name	State of Incorporation/Formation	Conducts Business Under
Illinois Bell Telephone Company	Illinois	AT&T Illinois; AT&T Wholesale
Indiana Bell Telephone Company, Incorporated	Indiana	AT&T Indiana; AT&T Wholesale
Michigan Bell Telephone Company	Michigan	AT&T Michigan; AT&T Wholesale
Nevada Bell Telephone Company	Nevada	AT&T Nevada; AT&T Wholesale
Pacific Bell Telephone Company	California	AT&T California; AT&T Wholesale; AT&T DataComm
SBC Internet Services, LLC	California	AT&T Internet Services
SBC Long Distance, LLC	Delaware	AT&T Long Distance
AT&T Teleholdings, Inc.	Delaware	AT&T Midwest; AT&T West; AT&T East
Southwestern Bell Telephone Company	Delaware	AT&T Arkansas; AT&T Kansas; AT&T Missouri; AT&T Oklahoma; AT&T Texas; AT&T Southwest; AT&T DataComm; AT&T Wholesale
The Ohio Bell Telephone Company	Ohio	AT&T Ohio; AT&T Wholesale
Wisconsin Bell, Inc.	Wisconsin	AT&T Wisconsin; AT&T Wholesale
AT&T Corp.	New York	AT&T Corp.; ACC Business; AT&T Wholesale; Lucky Dog Phone Co.; AT&T Business Solutions; AT&T Advanced Solutions; AT&T Diversified Group; AT&T Mobile and Business Solutions
AT&T Communications of New York, Inc.	New York	same
Teleport Communications America, LLC	Delaware	same
BellSouth, LLC	Georgia	AT&T South
BellSouth Telecommunications, LLC	Georgia	AT&T Alabama AT&T Florida AT&T Georgia AT&T Kentucky AT&T Louisiana AT&T Mississippi AT&T North Carolina AT&T South Carolina AT&T Tennessee AT&T Southeast
AT&T Mobility LLC	Delaware	AT&T Mobility
AT&T Mobility II LLC	Delaware	AT&T Mobility
New Cingular Wireless Services, Inc.	Delaware	AT&T Mobility
Cricket Wireless LLC	Delaware	same
AT&T Mobility Group B.V.	The Netherlands	same
DIRECTV, LLC	California	same
DIRECTV Enterprises, LLC	Delaware	same
DIRECTV Latin America, LLC	Delaware	same
SKY Brasil Serviços Ltda.	Brazil	same
DIRECTV Colombia Ltda.	Colombia	same
DIRECTV Argentina S.A.	Argentina	same